UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 24, 2008

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Agreement and Plan of Merger and Reorganization

On September 24, 2008, Nuvelo, Inc., a Delaware corporation (“Nuvelo”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with ARCA biopharma, Inc., a private Delaware corporation (“ARCA”), and Dawn Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Nuvelo, (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into ARCA, with ARCA surviving the merger (the “Merger”) as a wholly-owned subsidiary of Nuvelo. Upon the terms and subject to the conditions set forth in the Merger Agreement, Nuvelo will issue, and holders of ARCA capital stock will receive, shares of common stock of Nuvelo, such that following the consummation of the transactions contemplated by the Merger Agreement, current stockholders of Nuvelo are expected to own approximately 33% of the common stock of the combined company and current ARCA stockholders, together with holders of ARCA options and warrants assumed by Nuvelo, are expected to own or have the right to acquire approximately 67% of the common stock of the combined company, both on a fully diluted basis using the treasury stock method. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

Subject to the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of Nuvelo, Merger Sub and ARCA, upon consummation of the transactions contemplated by the Merger Agreement, each share of ARCA capital stock issued and outstanding immediately prior to the Merger will be canceled, extinguished and automatically converted into the right to receive that number of shares of Nuvelo common stock as determined pursuant to the exchange ratio described in the Merger Agreement. In addition, Nuvelo will assume options and warrants to purchase shares of ARCA common stock which will become exercisable for shares of Nuvelo stock, adjusted in accordance with the same exchange ratio.

Consummation of the Merger is subject to closing conditions, including among other things, (i) the filing by Nuvelo with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 with respect to the registration of the shares of Nuvelo common stock to be issued in the Merger, and a declaration of its effectiveness by the SEC, (ii) approval and adoption of the Merger Agreement and Merger by the requisite vote of the stockholders of ARCA, and (iii) approval of the issuance of shares of Nuvelo common stock in connection with the Merger by the requisite vote of Nuvelo stockholders; and (iv) conditional approval for the listing of Nuvelo common stock to be issued in the Merger on any of the Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market. In order to comply with Nasdaq listing requirements, Nuvelo intends to seek stockholder approval to effect a reverse stock split of its common stock in conjunction with the closing of this transaction.

As an inducement for Nuvelo to enter into the Merger Agreement, on September 24, 2008, contemporaneously with the execution of the Merger Agreement, certain major stockholders of ARCA, controlling a majority of the outstanding voting shares of ARCA, entered into voting agreements with and in favor of Nuvelo agreeing, among other things, to vote all shares of ARCA stock held by them: (a) in favor of the adoption of the Merger Agreement; and (b) generally against any action or agreement that is intended, or would reasonably be expected, to delay, prevent or adversely affect the Merger. Certain officers and directors of Nuvelo, who together beneficially own approximately 4% of the outstanding common stock of Nuvelo, entered into similar agreements with and in favor of ARCA. The voting agreements terminate upon any termination of the Merger Agreement in accordance with its terms and certain other circumstances set forth therein.

The Merger Agreement contains certain termination rights for both Nuvelo and ARCA, and further provides that, upon termination of the Merger Agreement under specified circumstances, ARCA may be required to pay Nuvelo a termination fee of $1,922,924 and Nuvelo may be required to pay ARCA a termination fee of $947,112.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the joint press release issued by Nuvelo and ARCA announcing the Merger is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Nuvelo. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Nuvelo, ARCA, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Nuvelo’s public disclosures.

Additional Information about the Merger and Where to Find It

In connection with the Merger described herein, Nuvelo will file a registration statement on Form S-4 and a related proxy statement and prospectus with the SEC. Investors and security holders of Nuvelo and ARCA are urged to read the proxy statement/prospectus (including any amendments or supplements thereto) regarding the Merger when it becomes available because it will contain important information about Nuvelo, ARCA and the Merger. Nuvelo’s stockholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about Nuvelo and ARCA, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Nuvelo, Inc., 201 Industrial Road, Suite 310, San Carlos, CA 94070-6211, Attention: Investor Relations, Telephone: (650) 517-8000 or by contacting Nuvelo Investor Relations at the email address: ir@Nuvelo.com.

Participants in the Solicitation

Nuvelo, ARCA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Nuvelo in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Nuvelo is also included in Nuvelo’s definitive proxy statement for its 2008 Annual Meeting of Stockholders which was filed with the SEC on April 23, 2008 and its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 12, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Nuvelo as described above.

Item 8.01	Other Events

On September 25, 2008, Nuvelo and ARCA issued a press release announcing the execution of the merger agreement. A copy of the press release, titled “Nuvelo and ARCA biopharma, Announce Merger Agreement Creating Late-Stage Cardiovascular Biopharmaceutical Company,” is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated September 24, by and among Nuvelo, Inc., Dawn Acquisition Sub, Inc. and ARCA biopharma, Inc.*

99.1	Press Release titled “Nuvelo and ARCA biopharma Announce Merger Agreement Creating Late-Stage Cardiovascular Biotechnology Company” dated September 25, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nuvelo undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer and General Counsel

Dated: September 24, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated September 24, by and among Nuvelo, Inc., Dawn Acquisition Sub, Inc. and ARCA biopharma, Inc.*

99.1	Press Release titled “Nuvelo and ARCA biopharma Announce Merger Agreement Creating Late-Stage Cardiovascular Biotechnology Company” dated September 25, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nuvelo undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.